Exhibit 10(a)


                                LICENSE AGREEMENT




License Agreement made this tenth day of August, 2001 by and between Sharp Corporation, a Japanese corporation, acting through its Communication Systems Group with offices at 2-13-1 Iida Hachihonmatsu Higashihiroshima-City, Hiroshima 739- 0192, Japan hereinafter ("Licensee" or "SHARP") and NCT Group, Inc., a Delaware corporation with offices at 20 Ketchum Street, Westport, CT 06880 hereinafter ("NCT")


WHEREAS SHARP is engaged in the design, development, manufacture and marketing of wireless communication products for various markets around the world; and


WHEREAS NCT is engaged in the development of Active Wave Management software, and patented technologies that have been applied to various fields and industries, and is the owner of certain United States and foreign patents and copyrights covering various aspects of Active Wave Management which both parties believe can be applied to products manufactured and sold by SHARP; and


WHEREAS SHARP is desirous of obtaining a non-exclusive license from NCT to make, use, develop and sell wireless communication products incorporating Licensed Software and Patents;


NOW THEREFORE, in consideration of the mutual covenants contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


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ARTICLE 1.  DEFINITIONS

As used herein, the terms described below have the following meanings.


1.1 "Affiliate" shall mean any legal entity, which directly or indirectly, is controlled by, is in control of, or under common control with the legal entity with reference to which the term "Affiliate" is used.


1.2 "Confidential Information" shall mean the information described in Article 5 below and shall include the Deliverables and any and all samples, models, prototypes, drawings, specifications, formulas, algorithms, software, operating techniques, processes, data, technical and other information, including any information relating to the status of research or other investigations being conducted, whether given in writing, orally, or in magnetic or other electronic processing form to the extent that such information is not in the public domain through other than a breach of this Agreement.


1.3 "Deliverables" shall mean the master copy of Licensed Software and Technical Information described on Schedule A hereto.


1.4  "Product" shall mean a specific SHARP Product.



1.5 "Licensed Product" shall mean Licensed Product incorporating the Licensed Software.



1.6 "Technical Information" shall mean technical, design, engineering, and manufacturing information and data pertaining to the use of Licensed Software and the design, manufacture, commercial production and distribution of Licensed Products.


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ARTICLE 2.  LICENSES

2.1 License - License to Licensed Software Subject to the terms and conditions of this Agreement, NCT hereby grants to SHARP a non-exclusive, worldwide license to duplicate Licensed Software and to make, have made, use, distribute, sell and/or have sold Licenced Products which incorporate such Licensed Software under NCT's copyrights and patents.


2.2 Assignment and Sublicensing. The rights and licenses granted hereunder may not be sublicensed, conveyed, assigned or otherwise transferred by SHARP to any third party without NCT's prior written consent in each instance. However, SHARP shall have the right to have Licensed Products manufactured for it by Affiliates or others. Providing that any NCT confidential information provided to such parties is labeled as SHARP confidential material and such Affiliates and others have signed a Non-Disclosure Agreement with SHARP similar in content to Articles 5 herein.


2.3 Acceptance. SHARP hereby (i) accepts the rights under the NCT Software License granted to it by NCT under this Article 2, and (ii) acknowledges that the rights that NCT has granted to SHARP hereunder are non-exclusive and limited to the manufacture, use, distribution and sale of Licensed Products subject to the limitations set forth herein.


ARTICLE 3.  FEES AND ROYALTIES

3.1 Fees. SHARP shall pay NCT Seventy Five Thousand Dollars (US $75,000.QO) as a non-refundable up-&ont license fee within forty five (45) days of the execution of this Agreement.

3.2 Royalties. SHARP shall pay NCT a royalty for each Licensed Product sold, leased, distributed or otherwise transferred by SHARP, any sub-Licensee permitted under Section 2.2 above or otherwise. Except that no royalty shall be


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paid for prototypes or engineering  samples furnished  without  consideration to unaffiliated customers.


For the purposes of royalty calculations, each Licensed Product shall equal one "Unit". Each Unit will have one (1) or more "Channels". "Channel" shall mean each simultaneous or concurrent channel of signal processing embodying or employing all or part of the Licensed Patents and/or the Licensed Technology.


In calculating the royalty payable with respect to Licensed Products comprised of one (1) Channel the royalty per Unit and per Channel is the same. In calculating the royalty payable with respect to Licensed Products comprised of more than one (1) Channel, the following shall apply:


(i) The applicable amount specified in clause (a), (b) or (c) immediately below shall be payable with respect to one (1) Channel of the Licensed Product in question which amount is hereinafter referred to as the "Per Channel Royalty".

(ii) The Per Channel Royalty shall be multiplied by the number of Channels used in one Unit of the Licensed Product to determine the "Per Unit Royalty." The Per Unit Royalty amount shall then be multiplied by the number of Licensed Products sold, leased, distributed or otherwise transferred to determine the royalty payable with respect to such Licensed Product.


(a) Fifty Cents (US $0.50) per Channel for each of the first 500,000 Channels sold, leased, distributed or otherwise transferred;

(b) Forty Five Cents (US $0.45) per Channel for each Channel sold, leased, distributed or otherwise transferred in excess of 500,000 Channels to and including 1,000,000 Channel; and

(c) Thirty Cents (US $0.30) per Channel for each Channel sold, leased, distributed or otherwise transferred in excess of 1,000,000 Channels. 3.3


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3.3  Payment.  Royalties  shall be paid to NCT within  forty-five (45) days from the last day of each calendar quarter of each calendar year as provided in Article6. SHARP agrees that NCT may inspect its royalty/revenue records by independent certified Public Accountants once a year upon thirty (30) days notice, at NCT's own expense.


ARTICLE 4.  DISCLOSURE OF INFORMATION, DATA AND KNOW-HOW

4.1 Deliverables. NCT shall deliver the Deliverables to SHARP in accordance with the delivery dates set forth on Schedule A, attached hereto.


ARTICLE 5.  CONFIDENTIALITY

5.1 Definitions. Each party possesses and will continue to possess confidential information relating to its business and technology that has substantial commercial and scientific value in the business in which it is engaged
     ("Confidential Information"). Subject to Section 5.4, Confidential Information includes, but is not limited to: Deliverables, Technical Information, trade secrets, processes, formulas, data and know-how, discoveries, developments, designs, improvements, inventions, techniques, marketing plans, strategies, forecasts, new products, software documentation, unpublished financial statements, budgets, projections, licenses, prices, costs, customer lists, supplier lists and any other material marked "Confidential Information", "Proprietary Information" or in some other reasonable manner to indicate it is confidential. Any Confidential Information disclosed between the parties hereto orally or visually, in order to be subject to this Agreement, shall be so identified to the receiving party at the time of disclosure and confirmed in a written summary appropriately marked as herein provided within ten (10) days after such oral or visual disclosure.


5.2 Treatment. Each party shall during the term of this Agreement and for a period of five (5) years thereafter , hold in confidence and not disclose to third parties except


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as  specifically  permitted under this Section 5.2 and Section 5.4 below any and all Confidential Information of the other party disclosed directly or indirectly to it by the other party.


Each party shall take the following minimum safeguards with respect to the Confidential Information of the other party:


(a) only those of its employees who need to receive the other party's Confidential Information in order to carry out the purposes of this Agreement shall have access to such information and such access shall be limited to only so much of such information as is necessary for the particular employee to properly perform his or her functions;


(b) all documents, drawings, writings and other embodiments which contain Confidential Information of the other party shall be maintained in a prudent manner in a secure fashion separate and apart from other information in its possession and shall be removed there&om only as needed to carry out the purposes of this Agreement;


(c) all documents, drawings, writings and other embodiments of information the security or safekeeping of which are subject to governmental regulations shall be kept in accordance with those regulations;


(d) all employees and contractors who shall have access to Confidential Information of the other party shall be under written obligation to it; (i) to hold in confidence and not disclose all Confidential Information made available to them in the course of their employment; (ii) to use such Confidential Information only in the course of performing their employment duties; and (iii) to assign to their employer or the party retaining them all inventions or improvements relating to their employer's business and conceived while in their employer's employ unless such assignment is prohibited by applicable law.


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     Notwithstanding the foregoing, a party receiving  Confidential  Information of the other party may disclose to its subcontractors and material and component suppliers so much of such Confidential Information as is necessary to enable such party to perform its duties and obligations related to the accomplishment of the purposes of this Agreement provided that such subcontractors and suppliers are obligated to such party in writing; (i) to hold in confidence and not disclose such information; and
     (ii) not to use such information except as authorized by such party.


     In no event shall the party receiving Confidential Information of the other party disassemble, reverse engineer, re-engineer, redesign, decrypt, decipher, reconstruct, re-orient, modify or alter any Confidential Information of the disclosing party or any circuit design, algorithm, logic or program code in any of the disclosing party's products, models or prototypes which contain Confidential Information or attempt any of the foregoing without first obtaining written consent of the disclosing party in each instance.


5.3  Return.  All  documents,  drawings,  writings  and other  embodiments  of a party's Confidential Information, as well as those produced, created or derived from the disclosing party's Confidential Information which incorporate the disclosing party's Confidential Information and all copies thereof shall be returned promptly to it by the other party upon the termination of this Agreement provided that the parties shall continue to be bound by the provisions of Section 5.2 above.


5.4  Exclusions. Confidential Information shall not include information that;


     (a) was at the time of disclosure in the public domain through no fault of the party receiving it;


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     (b)  becomes  part of the  public  domain  after  disclosure  to the  party receiving it through no fault of such party;


     (c) was in the possession of the party receiving it (as evidenced by written records) at the time of disclosure and was not acquired directly or indirectly from the other party, or a third party, as the case may be, under a continuing obligation of confidence of which the party receiving it was aware;


     (d) was received by the party receiving it (as evidenced by written records) after the time of disclosure hereunder from a third party who did not require it to be held in confidence and who did not acquire it directly or indirectly from the other party under a continuing obligation of confidence of which the party receiving it was aware;


     (e) required by law, governmental regulations, court order or the rules of any relevant securities exchange to be disclosed, but only to the extent of such required disclosure; provided, that a party required to so disclose Confidential Information shall use best efforts to notify the other party of such potential disclosure so that such party may seek a protective order or other remedies to maintain in confidence any such Confidential Information;


     (f) was developed independently by the receiving party and without the use of any Confidential Information received from the disclosing party under this Agreement; or


     (g) was or is disclosed by the party owning it to third parties without restrictions on use or disclosure comparable to those contained herein.


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ARTICLE 6.  PAYMENTS, REPORTS AND RECORDS

Royalties shall be due and payable in U.S. dollars, in immediately available New York, New York funds within forty-five (45) days after the last business day of each calendar quarter of each calendar year during the term of this Agreement. If requested by NCT, SHARP shall direct its independent certified public accountants at SHARP's expense to provide NCT with a certified written royalty report (the "Royalty Report") for each of SHARP's fiscal years, or portions thereof, during the term of this Agreement within sixty (60) days of the end of each calendar year of this Agreement. A similar Royalty Report shall be rendered and Royalty payment shall be made within sixty (60) days after termination of this Agreement.


ARTICLE 7.  TERM

The term of this Agreement shall begin on the date hereof and, unless extended or earlier terminated by the written agreement of the parties or the provisions of Article 8 below, shall continue in full force and effect for three (3) years thereafter . Upon expiration of the then-current term, it shall be automatically renewed for successive one (1) year terms unless either party provides written notice of its intention to terminate this Agreement at least six (6) months prior to the expiration of the initial term or any renewed term hereof.


ARTICLE 8.  TERMINATION

8.1 General. This Agreement may be terminated prior to the end of the term provided in Article 7 above under any of the following provisions of this Article.


8.2 Breach. In the event of a material breach of this Agreement, if the defaulting party fails to cure the breach within thirty (30) days, in the case of a breach involving non-payment of amounts to be paid hereunder, or sixty (60) days, in the case of any other kind of breach following its receipt of written notice from the non-defaulting party specifying the nature of the breach and the corrective action to be taken, then the non-defaulting party may terminate this Agreement forthwith by delivering its written declaration to the defaulting party that this Agreement is


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     terminated;  provided any payment default will require the defaulting party to pay interest in order to cover the default at the rate of the then current prime rate at The Chase Manhattan Bank N.A.


8.3 Insolvency. If one of the parties becomes bankrupt or insolvent, or files a petition therefor, or makes a general assignment for the benefit of creditors, or otherwise seeks protection under any bankruptcy or insolvency law, or upon the appointment of a receiver of the assets of a party ("defaulting party") then the other party shall have the right to immediately terminate this Agreement upon written notice to the defaulting party provided, in any such instance, that said right of termination shall be postponed for as long as the defaulting party continues to conduct its business in the ordinary course. 8.4 Survival of Certain Terms. Notwithstanding the termination of this Agreement under any of the provisions of this Article 8, the terms and conditions of Section Article 5, shall survive termination of this Agreement and shall continue to be applicable and govern the parties with respect to the subject matter thereof.


8.4  Document  Return.  Each party shall return to the other party within thirty
     (30) days of the date of termination under either Article 7 or this Article 8 all of the Deliverables and confidential information, received pursuant to this Agreement together with all other tangible property loaned for the implementation of this Agreement.


ARTICLE 9.  FORCE MAJEURE

     In the event of enforced delay in the performance by either party of obligations under this Agreement due to unforeseeable causes beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of God, acts of the government, acts of the other party, fires, floods, strikes, freight embargoes, unusually severe weather, or delays of subcontractors due to such causes (an "Event of Force Majeure"), the time for performance of such obligations shall be extended for the period of the enforced delay; provided that the party seeking the benefit of the provisions of this paragraph shall,


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within ten (10) days after the beginning of any such enforced delay,  have first notified the other party in writing of the causes and requested an extension for the period of the enforced delay and shall use all reasonable endeavors to minimize the effects of any Event of Force Majeure.


ARTICLE 10.  APPLICABLE  LAW

The terms and conditions of this Agreement and the performance thereof shall be interpreted in accordance with and governed by the laws of the State of Delaware and the United States of America.


ARTICLE 11.  DISPUTE RESOLUTION

The parties agree to attempt in good faith to resolve any dispute arising out of or in connection with the performance, operation or interpretation of this Agreement promptly by negotiation between the authorized contacts of the parties.


If a dispute should arise, the authorized contacts will meet at least once and will attempt to resolve the matter. Either authorized contact may request the other to meet within fourteen (14) days, at a mutually agreed time and place. If the matter has not been resolved within thirty (30) days of a request being made for such a meeting, the authorized contacts shall refer the matter to the representatives of the parties who are responsible for matters at the policy or strategic level who shall meet within fourteen (14) days of the end of the thirty (30) day period referred to above, at a mutually agreed time and place.


If the matter has not been resolved within thirty (30) days of a request being made for this meeting, the parties shall proceed as follows:

     (a) Any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of the interest and costs, exceeds one million dollars (a "Summary Proceeding"), arising out of or relating to this Agreement or the breach, termination or validity thereof, shall be litigated exclusively in the Superior Court of the State of Delaware (the "Delaware Superior Court") as a summary proceeding pursuant to Rules 124-131 of


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     the  Delaware   Superior  Court,  or  any  successor  rules  (the  "Summary
     Proceeding Rules"). Each of the parties hereto hereby irrevocably and unconditionally (i) submits to the jurisdiction of the Delaware Superior Court for any Summary Proceeding, (ii) agrees not to commence any Summary Proceeding except in the Delaware Superior Court, (iii) waives, and agrees not to plead or to make, any objection to the venue of any Summary Proceeding in the Delaware Superior Court, (iv) waives, and agrees not to plead or to make, any claim that any Summary Proceeding brought in the Delaware Superior Court has been brought in an improper or otherwise inconvenient forum, (v) waives, and agrees not to plead or to make, any claim that the Delaware Superior Court lacks personal jurisdiction over it,
     (vi) waives its right to remove any Summary Proceeding to the federal courts except where such courts are vested with sole and exclusive jurisdiction by statute and (vii) understands and agrees that it shall not seek a jury trial or punitive damages in any Summary Proceeding based upon or arising out of or otherwise related to this Agreement and waives any and all rights to any such jury trial or to seek punitive damages.


(b) In the event any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of interest and costs, does not exceed One Million Dollars (a "Proceeding"), arising out of or relating to this Agreement or the breach, termination or validity thereof is brought, the parties to such Proceeding agree to make application to the Delaware Superior Court to proceed under the Summary Proceeding Rules. Until such time as such application is rejected, such Proceeding shall be treated as a Summary Proceeding and all of the foregoing provisions of this Section relating to Summary Proceedings shall apply to such Proceeding.


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(c)  In the event a Summary  Proceeding  is not available to resolve any dispute hereunder, the controversy or claim shall be settled by arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association ("Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of Delaware. The arbitration shall be conducted at the Association's regional office located closest to SHARP's principal place of business by three arbitrators, at least one of whom shall be knowledgeable in Active Technology and one of whom shall be an attorney. Judgment upon the arbitrators' award may be entered and enforced in any court of competent jurisdiction. Neither party shall institute a proceeding hereunder unless at least sixty (60) days prior thereto such party shall have given written notice to the other party of its intent to do so. Neither party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including, but not limited to, temporary restraining orders and preliminary injunctions to protect its rights and interests but such shall not be sought as a means to avoid or stay arbitration.


(d) Notices to SHARP shall be sent to NB4 Project Team of the Personal Communication Systems Division, Communication Systems Group, Sharp Corporation, with offices on the date hereof at 2-13-1 Iida Hachihonmatsu Higashihiroshima-City, Hiroshima 739-0192, Japan to receive service of process in any Proceeding or Summary Proceeding. NCT hereby designates and appoints Corporation Service Company with offices on the date hereof at 1013 Centre Road, Wilmington, DE 19805, as its agent to receive such service. Each of the parties hereto further covenants and agrees that, so long as this Agreement shall be in effect, each such party shall maintain a duly appointed representative for the service of summonses and other legal processes, and will notify the other parties


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     hereto of the name and  address of such  Representative  if it is no longer the entity identified in this article.


ARTICLE 12. ANNOUNCEMENTS AND PUBLICITY; INDEPENDENT
            CONTRACTORS

Except for any disclosure which may be required by law, including appropriate filings with the Securities Exchange Commission and the Nasdaq Stock Market, Inc., neither party may use the other's name or disclose the terms of this Agreement without the consent of the other, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, upon the execution of this Agreement NCT may issue a press release in NCT's customary format and manner reporting the execution of this Agreement and its general subject matter provided NCT shall have received SHARP's prior written approval thereof which approval shall not be unreasonably withheld or delayed.


Each party to this Agreement is an independent contractor and neither shall be considered the partner, employer, agent or representative of the other.


ARTICLE 13. SEVERABILITY

If any part of this Agreement for any reason shall be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which shall remain in full force and effect; provided, however, that in the event a part of this Agreement is declared invalid and the invalidity or enforceability of such part has the effect of materially altering the obligations of any party under this Agreement, the parties agree, promptly upon such declaration being made, to negotiate in good faith to amend this Agreement so as to put such party in a position substantially similar to the position such party was in prior to such declaration.


ARTICLE 14.  RIGHTS OF ASSIGNMENT; SUCCESSORS AND ASSIGNS

Neither NCT nor SHARP shall have any right to assign this Agreement or any of their respective rights or obligations under this Agreement to any third party except by operation of law or with the prior written consent of the other party. In the event SHARP


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wishes to assign any of its rights or  obligations  under this  Agreement  to an
Affiliate of SHARP, NCT's consent will not be unreasonably withheld. In the event NCT wishes to assign any of its rights or obligations under this Agreement to an Affiliate of NCT, SHARP's consent will not be unreasonably withheld. The provisions of this Agreement shall inure to the benefit of, or be binding upon, the successors and assigns of each party hereto.


ARTICLE 15.  NOTICES

Any notices under this Agreement shall be in writing and shall be deemed delivered on the date of delivery if delivered by personal service, or sent by telecopy and confirmed by first class registered or certified mail, or same day or overnight courier service with postage or charges prepaid and on the third day following dispatch if sent only by first class registered or certified mail or same day or overnight courier service with postage or charges prepaid. Unless subsequently notified in writing in accordance with this Section by the other party, any notice or communication hereunder shall be addressed to NCT as follows:


                    NCT Group, Inc., Inc.
                    20 Ketchum Street
                    Westport, CT 06880
                    Attn:  President
                    Telecopy No: 1-203-226-3123


To SHARP as follows:


                    NB4 Project Team
                    Personal Communication Systems Division
                    Communication Systems Group
                    Sharp Corporation
                    2-13-1 Iida Hachihonmatsu Higashihiroshima-City Hiroshima 739-0192,Japan
                    Attn:  Masao Miyazaki, Project Chief
                    Telecopy no. +81-824-20-1826


ARTICLE 16. TAXES

SHARP shall be solely responsible for any sales, use, occupational or privilege taxes, duties, fees or other similar charges imposed by any governmental authority in


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


connection with the manufacture, sale, lease, distribution, use or other disposition by SHARP of Licensed Products or the Licenses granted hereunder. Any other taxes, including income taxes based on royalties and other payments to NCT, shall be the responsibility of NCT.


ARTICLE 17. INDEMNIFICATION

NCT and SHARP agree to indemnify, defend, and hold harmless the other party and each of its officers, directors, employees, agents, successors and assigns (hereinafter referred to in the aggregate in this section as "the Indemnified Party") against any and all losses, claims, damages, liabilities, costs and expenses (including without limitation, reasonable attorneys' fees and other costs of defense of every kind whatsoever and the aggregate amount of reasonable settlement of any suit, claim or proceeding) which the Indemnified Party may incur or for which the Indemnified Party may become liable on account of any suit, claim or proceeding purporting to be based upon a failure to perform obligations under this Agreement to be performed by the other party (hereafter the "Indemnifying Party") and its employees or agents. The Indemnified Party shall promptly advise the Indemnifying Party of any such suit, claim or proceeding and shall cooperate with the Indemnifying Party in the defense or settlement of such suit, claim or proceedings providing no settlement shall be made without the consent of the Indemnified Party, which consent shall not be unreasonably withheld. In any event, the Indemnified Party shall furnish to the Indemnifying Party such information relating to such suit, claim or proceeding as the Indemnifying Party shall reasonably request for use in defending the same.


ARTICLE 18. MAINTENANCE AND DEFENSE OF LICENSED PATENTS

18.1 Enforcement of Patents. Throughout the term of this Agreement, NCT shall maintain in force the Licensed Patents. In this connection, NCT shall promptly pay all costs of any and all continuations, continuations-in-part, divisions, extensions, reissues, re-examinations, or renewals of the Licensed Patents, including, without limitation, the costs and expenses of any and all attorneys, experts or other professionals engaged in connection with any of the foregoing.



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


     In addition, NCT shall actively protect the Licensed Patents and shall institute all such suits, actions or proceedings for infringement of any of the Licensed Patents as may be necessary in this regard. Unless NCT shall have received the advice of counsel that success on the merits is reasonably certain, NCT shall be excused from its duty to commence and/or may withdraw from any enforcement action under the Licensed Patents and SHARP shall then be free to pursue enforcement of the Licensed Patents in its own name and at its sole expense and risk, but only to the extent such infringement occurs in the Market. In the event NCT fails to commence an enforcement action or otherwise protect the Licensed Patents as aforesaid after notice of possible infringement from SHARP, SHARP shall be entitled by itself to take proceedings in the name of and with the cooperation of NCT to restrain any such infringement at SHARP's expense and for SHARP's benefit. Where SHARP proceeds alone and achieves an award from the official enforcement forum in such an action brought by it, SHARP shall be entitled to retain such award. However, any compromise of such enforcement action or concession of invalidity or priority of invention of any patent whether in connection with an enforcement action or any other proceeding shall require NCT's participation and express prior written approval. If NCT has elected to participate in and share in the expense of any such enforcement action, any award shall be shared equally by NCT and SHARP.


18.2 Infringement. NCT shall defend and save harmless SHARP against any suit, damage claim or demand, and any loss, cost or expense suffered as a result thereof (including reasonable attorneys fees), based on actual or alleged infringement of any patent, copyright or trademark or any unfair trade practice resulting from the exercise or use of any right or license granted under this Agreement; provided that SHARP (a) promptly notifies NCT of such suit, claim or demand and (b) provides NCT with such assistance as NCT may reasonably request for the defense or settlement of such suit, claim or demand.


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


     Notwithstanding the foregoing, NCT shall have no liability to defend or pay damages or costs to SHARP with respect to any claim of infringement which is based on an implementation designed or modified by any third party or SHARP's use of the Licensed Patents or the Licensed Technology for any purpose other than the design, manufacture, use or sale of Licensed Products pursuant to this Agreement.


ARTICLE 19  WARRANTIES

19.1 NCT represents and warrants that it has the right, power and authority to enter into this Agreement and to grant the licenses and other rights contained herein to SHARP as herein provided and that none of the same will breach or be in violation of any agreement, license, or grant made with or to any other party by NCT and that to the best of NCT's knowledge and belief the Licensed Software and Patents do not infringe any other patent issued prior to the date hereof

19.2 NCT warrants Licensed Software will be free from defects in workmanship or function for one (1) year from the date of delivery. In the event of notification of defects in workmanship or function within the said warranty period from SHARP to NCT, NCT will use best commercial efforts to repair or replace such defects without any charge.


ARTICLE 20. DISCLAIMER

EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, NCT HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF THE ACCURACY, RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS OR MERCHANTABILITY OF THE LICENSED PATENTS AND SOFTWARE, OR THE LICENSED PRODUCTS, OR THEIR SUITABILITY OR FITNESS FOR ANY PURPOSE WHATSOEVER. NCT DISCLAIMS ALL OTHER WARRANTIES OF WHATEVER NATURE, EXPRESS OR IMPLIED. NCT DISCLAIMS ALL LIABILITY FOR ANY LOSS OR INDIRECT DAMAGE RESULTING FROM THE USE OF THE LICENSED PATENTS AND SOFTWARE, OTHER THAN THOSE ARISING FROM CLAIMS OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES; WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS DSCLAIMER
EMBRACES CONSEQUENTAL DAMAGES, LOSS OF PROFITS OR GOOD WILL, OR EXPENSES FOR DOWNTIME OR FOR MAKING UP DOWNTIME.


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


ARTICLE 21. SUPPORT SERVICES

NCT shall provide SHARP with engineering, maintenance and sales support, if necessary, with respect to Licensed Products to be sold, leased distributed or otherwise transferred by SHARP under this Agreement to the extent and at the rates set forth in Schedule B hereto.


ARTICLE 22. SCOPE OF THE AGREEMENT

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or understandings of the parties with regard to the subject matter hereof. No interpretation, change, termination or waiver of any provision hereof shall be binding upon a party unless in writing and executed by the other party. No modification, waiver, termination, recession, discharge or cancellation of any right or claim under the Agreement shall affect the right of any party hereto enforce any other claim or right hereunder.


IN WITNESS THEREOF, SHARP and NCT have executed the Agreement effective as of the date first written above.

SHARP CORPORATION:                              NCT GROUP, INC.



By: /s/ Masafumi Matsumoto                      By: /s/ Cy E. Hammond
    -------------------------------             --------------------------------
   -    Masafumi Matsumoto                              Cy E. Hammond


Title:  Deputy Group Manager of                 Title:  Senior Vice President &
        Communication Systems Group                     Chief Financial Officer


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


                                   Schedule A
                                   ----------


Deliverables


     Pursuant  to  Section  4.1  NCT  will  supply  SHARP  with  the   following
Deliverables on or before the dates set forth below:


         Deliverable                                      Date
         -----------                                      ----

NCT Part Number 07-216-183

ASF-M.FXPT.54x XDSP.08-1.0                      Upon Signing of This Agreement

(ASF Version "Popular" on CD)


NCT Part Number 07-216-184

ASF-M.FXPT.54x XDSP.var-ELEGANT.08-1.0          Upon Signing of This Agreement

(ASF Version "Elegant'* on CD)


Documentation for the above will be included on the CDs


Patent relating to the above Deliverables:


5,768,473    Filed Ol/30/95         Adaptive Speech Filter     Eatwell et al
             Issued 06/16/98


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


                                   Schedule B
                                   ----------


Support Services
----------------


NCT will provide engineering, maintenance and sales support services, subject to personnel availability, at the following standard rates. Actual rates may vary, and rates are subject to change without notice. Out-of-pocket, travel and material expenses are additional and will be billed at cost.


Technician/Draftman                             US $ 90.00/Hour
Junior Engineer                                 US $105.00/Hour
Engineer                                        US $125.00/Hour
Senior Engineer                                 US $140.00/Hour
Manager                                         US $170.00/Hour


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